Exhibit 99.1

Media Contact:

Steve Sabicer

714-907-6264

ssabicer@thesabicergroup.com

Investor Contact:

Susan Morrison

858-366-6900 x7005

smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Appointment of Rebecca Robertson as Board Member

San Diego, January 3, 2019 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a leading insulin delivery and diabetes technology company, today announced that Rebecca (Beckie) Robertson was appointed as an independent member of its board of directors.

“Beckie has an impressive track-record of helping medical device companies scale in her roles as an engineer, entrepreneur, corporate executive and board member,” said Kim Blickenstaff, president and CEO of Tandem Diabetes Care. “Her experience with a diverse range of technologies and business models, combined with her strategic vision, further strengthens our Board as we prepare for the Company’s next phase of growth.”

“It’s an exciting time to welcome Beckie to our Board,” said Dick Allen, chairman of Tandem Diabetes Care. “She complements our board of directors' skills and experiences, which we believe will prove valuable as we execute on Tandem’s longer-term strategic growth initiatives in support of our mission to improve the lives of people living with diabetes.”

Ms. Robertson is a founder and managing director at Versant Ventures where she specializes in investing in the areas of medical devices and diagnostics. In addition, through Longridge Business Advisors, she provides business advisory services. Prior to Versant, she served as senior vice president at Chiron Diagnostics, a division of Chiron Corporation, where she had responsibility for the critical care business unit in addition to leading the division’s business development efforts. Prior to joining Chiron, she was a co-founder and vice president at Egis, a consumer products company, and held senior management positions in operations and finance at Lifescan, a Johnson & Johnson Company. Ms. Robertson holds a B.S. in chemical engineering from Cornell University.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company dedicated to improving the lives of people with diabetes through relentless innovation and revolutionary customer experience. The Company takes an innovative, user-centric approach to the design, development and commercialization of products for people with diabetes who use insulin. Tandem’s flagship product, the t:slim X2™ Insulin Pump, is capable of remote software updates using a personal computer and features integrated continuous glucose monitoring. Tandem is based in San Diego, California.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes, use #tslimX2 and $TNDM.

Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.

Follow Tandem Diabetes Care on LinkedIn at www.linkedin.com/company/TandemDiabetes.

Tandem Diabetes Care is a registered trademark and t:slim X2 is a trademark of Tandem Diabetes Care, Inc.

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements relate to, among other things, the anticipated future growth of the Company. These statements are subject to numerous risks and uncertainties, including our ability to obtain regulatory approval for new products and products under development and the timing of any such approvals; market acceptance of the Company’s existing products and products under development by physicians and people with diabetes; the Company’s ability to establish and sustain operations to support international sales; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; as well as other risks identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and other documents that we file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

Tandem Diabetes Care Contact Information:

Media: Steve Sabicer, 714-907-6264, ssabicer@thesabicergroup.com

Investors: Susan Morrison, 858-366-6900 x7005, IR@tandemdiabetes.com

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